PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 31,	February 1,
	2016	2015
Cash flows from operating activities:
Net income	$23,501	$7,142
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20,628	20,854
Gain on sale of investment	(8,785)	-
Changes in assets, liabilities and other	8,044	(5,696)

Net cash provided by operating activities	43,388	22,300

Cash flows from investing activities:
Purchases of property, plant and equipment	(21,539)	(40,371)
Proceeds from sale of investments	8,785	-
Other	193	43

Net cash used in investing activities	(12,561)	(40,328)

Cash flows from financing activities:
Repayments of long-term borrowings	(2,437)	(2,367)
Proceeds from share-based arrangements	2,063	768

Net cash used in financing activities	(374)	(1,599)

Effect of exchange rate changes on cash	(4,876)	(4,692)

Net increase (decrease) in cash and cash equivalents	25,577	(24,319)
Cash and cash equivalents, beginning of period	205,867	192,929

Cash and cash equivalents, end of period	$231,444	$168,610